Avantair, Inc. Reports Fiscal 2010 Second Quarter Financial Results

Second Consecutive Quarter of Operating Profitability and Record Gains in Flight Hour Cards Sold, Axis Club Membership Sales and Flight Hours

CLEARWATER, Fla. – February 9, 2010 — Avantair, Inc. (OTCBB: AAIR), the sole North American provider of flight hour cards and fractional shares in the Piaggio Avanti aircraft, today announced financial results for its fiscal 2010 second quarter ended December 31, 2009.

For the second quarter of fiscal 2010, Avantair reported revenue of $35.8 million, and net loss attributable to common stockholders of $554,000, or $0.02 per share.

Second Quarter Fiscal 2010 Highlights:

•
Flight hour cards sold for the three months ended December 31, 2009 increased 16% to 100, from 86 flight hour cards sold during the first quarter ended September 30, 2009, and 89% from 53 flight hour cards sold during the second quarter ended December 31, 2008.

•
Revenue generating flight hours flown reached a new quarterly record, increasing 4.4% quarter-over-quarter to 9,770 hours, compared to 9,356 hours for the fiscal 2010 first quarter ended September 30, 2009, and increasing 17.3% year-over-year compared to 8,328 for the fiscal 2009 second quarter ended December 31, 2008.

•	Operating income of $1.4 million, including an $850,000 gain on sale of assets, compared with an operating loss of $628,000 in the second fiscal quarter of 2009.
•
EBITDA (earnings before interest, income taxes, depreciation and amortization) of $2.8 million, including an $850,000 gain on sale of assets, compared with EBITDA of $690,000 in the second quarter of fiscal 2009.

•
Net loss attributable to common stockholders of $554,000, or $0.02 per share, based on 24.6 million weighted average shares outstanding, compared with a net loss attributable to common stockholders of $2.3 million, or $0.15 per share, based on 15.3 million weighted average shares outstanding for the second quarter of fiscal 2009.

Avantair, Inc.

•	Completed the final tranche of a private placement of common stock for total net cash proceeds of $8.4 million, for total net proceeds of approximately $9.9 million.
•	Retired approximately $6.5 million of long- and short-term debt.
•	As of December 31, 2009, Avantair had cash and cash equivalents of $6.8 million, compared with cash and cash equivalents of $3.8 million as of June 30, 2009.
•	Increased fleet size to 55 aircraft, with four new Piaggio Avanti II aircraft.

Steven Santo, Chief Executive Officer of Avantair, stated, “Our recurring financial gains are a testament to the success of our business model. Despite a difficult economic environment, Avantair continues to thrive making considerable market share gains. We are currently the leading private aircraft provider in the light jet cabin category in terms of number of owners with approximately 28% market share as of November 2009. In addition to improving our market share, we are delighted with the high volume of customers who are new to private air travel; this growth market constituency accounted for approximately 20% of our new clientele during the quarter.

“During the quarter, we continued to grow our revenue and operating income, demonstrating increases on both a year-over-year and sequential quarter basis. We also made important strides with our balance sheet based on the completion of our private placement of common stock in October. We effectively improved our equity position, paid down a portion of our long- and short-term debt, and enhanced our working capital position.

“For the second consecutive quarter, we reported record gains in revenue generating flight hours and flight hour card sales. We are also gaining significant traction with our Axis Club memberships and reached new heights with this program, adding six times the unit sales in the December quarter from the prior period. Fractional share sales, while vastly under the levels we experienced a year ago, are beginning to demonstrate signs of resurgence as we added five new fractional unit sales in the fiscal 2010 second quarter, up from two in the previous quarter. Our renewal rate of our fractional owners remains extremely high at approximately 91%. While this exceptional rate of return business renders us considerably less dependent on new sales, we continue to attract new customers, further accelerating our growth.

Avantair, Inc.

“We also increased our fleet size to 55, with the addition of four new Piaggio Avanti II aircraft and the sale of one core aircraft. Given our larger fleet size, we are increasingly realizing economies of scale, enabling us to add new customers without incurring additional significant costs. With our foundation firmly in place, we are executing on a scalable model to service both our continued satisfied customers and new owners as we broaden our market presence and build our brand equity,” Mr. Santo concluded.

Conference Call

Chief Executive Officer Steven Santo, Chief Financial Officer Richard Pytak and Chief Operating Officer Kevin Beitzel will hold a conference call with the financial community today at 5:00 p.m. Eastern time to review the Company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing 1-888-549-7704 (1-480-629-9857 for international callers).  When prompted, ask for the "Avantair, Inc. Fiscal 2010 Second Quarter Earnings Conference Call."  A telephonic replay of the conference call may be accessed approximately two hours after the call through February 23, 2010 by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4220150#.  The conference call will be webcast simultaneously on the Avantair, Inc. website at www.avantair.com under Investors: Event Calendar.  The webcast replay will be archived for 12 months.

Avantair, Inc.

Use of Non-GAAP Measures of Performance

The following reconciles net loss as calculated in conformity with generally accepted accounting principles to earnings before interest, income taxes, depreciation and amortization (EBITDA):

	Three Months Ended December 31,
	2009	2008
Net loss	$(182,084)	$(1,884,091)
Add:
Depreciation and amortization	1,408,874	1,318,256
Interest expense	1,587,319	1,294,899
Subtract:
Interest and other income	(10,372)	(38,704)
Earnings before interest, income taxes, depreciation and amortization	$2,803,737	$690,360

The Company believes that EBITDA is useful to investors as it excludes certain non-cash expenses that do not directly relate to the operation of aircraft.  This measure is a supplement to generally accepted accounting principles (GAAP) used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures.  In addition, the Company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

About Avantair

Avantair, the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour cards in the Piaggio Avanti aircraft, is headquartered in Clearwater, FL, with over 400 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 55 aircraft, with another 52 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: http://www.avantair.com.

Avantair, Inc.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.  Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks.  Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov , discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact:
Avantair, Inc.	The Piacente Group, Inc.
Richard Pytak	Kristen McNally/Brandi Floberg
Chief Financial Officer	Investor Relations
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	avantair@tpg-ir.com

– Financial Tables to Follow –

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
 Condensed Consolidated Balance Sheets

ASSETS

	December 31,	June 30,
	2009	2009
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$6,845,803	$3,773,789
Accounts receivable, net of allowance for doubtful accounts of $249,082 at December 31, 2009 and $187,842 at June 30, 2009	8,248,661	5,711,055
Inventory	145,601	140,997
Current portion of aircraft costs related to fractional share sales	33,172,942	36,910,206
Notes receivable	8,333	272,731
Prepaid expenses and other current assets	3,476,348	1,278,506

Total current assets	51,897,688	48,087,284

Aircraft costs related to fractional share sales, net of current portion	54,434,241	70,199,786

Property and equipment, at cost, net of accumulated depreciation and amortization of $14,089,659 at December 31, 2009 and $11,695,228 at June 30, 2009	24,961,658	29,842,365

OTHER ASSETS
Cash- restricted	2,356,695	2,352,337
Deposits on aircraft	8,068,616	9,264,890
Deferred maintenance on aircraft engines	1,319,368	1,538,175
Goodwill	1,141,159	1,141,159
Other assets	2,588,806	1,639,407

Total other assets	15,474,644	15,935,968

Total assets	$146,768,231	$164,065,403

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS' DEFICIT

	December 31,	June 30,
	2009	2009
	(Unaudited)
CURRENT LIABILITIES
Accounts payable	$4,744,325	$7,307,320
Accrued liabilities	4,184,869	5,010,745
Customer deposits	1,094,657	1,282,936
Short-term debt	11,000,000	11,500,000
Current portion of long-term debt	4,358,496	11,020,590
Current portion of deferred revenue related to fractional aircraft share sales	38,478,834	43,385,779
Unearned management fee, flight hour card and Axis Club Membership revenues	26,324,962	17,807,796

Total current liabilities	90,186,143	97,315,166

Long-term debt, net of current portion	17,389,675	20,111,011
Deferred revenue related to fractional aircraft share sales, net of current portion	49,734,497	65,071,197
Deferred revenue related to Axis Club Membership sales, net of current portion	1,113,221	333,271
Other liabilities	2,745,693	2,714,058

Total long-term liabilities	70,983,086	88,229,537

Total liabilities	161,169,229	185,544,703

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,573,466	14,528,383

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 26,323,062 shares issued and outstanding at December 31, 2009 and 16,463,615 shares issued and outstanding at June 30, 2009	2,632	1,646
Additional paid-in capital	56,978,048	47,667,493
Accumulated deficit	(85,955,144)	(83,676,822)

Total stockholders' deficit	(28,974,464)	(36,007,683)

Total liabilities and stockholders' deficit	$146,768,231	$164,065,403

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Consolidated Statement of Operations
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Revenue
Fractional aircraft sold	$11,227,309	$14,372,747	$23,206,145	$26,866,462
Maintenance and management fees	18,290,025	17,702,350	36,264,594	34,779,489
Flight hour card and Axis Club Membership revenue	4,976,763	2,125,787	8,835,234	4,492,012
Other revenue	1,270,860	1,213,496	2,663,868	1,952,878

Total revenue	35,764,957	35,414,380	70,969,841	68,090,841

Operating expenses
Cost of fractional aircraft shares sold	9,476,794	12,323,154	19,677,397	22,928,177
Cost of flight operations	13,304,306	12,402,387	25,724,544	24,212,790
Gain on sale of assets	(849,584)	-	(897,594)	-
Cost of fuel	3,413,770	3,061,019	7,052,671	7,573,425
General and administrative expenses	6,234,754	5,828,778	12,535,145	11,489,545
Selling expenses	1,381,180	1,108,682	2,366,945	2,016,434
Depreciation and amortization	1,408,874	1,318,256	2,866,791	2,400,521
Total operating expenses	34,370,094	36,042,276	69,325,899	70,620,892

Income (loss) from operations	1,394,863	(627,896)	1,643,942	(2,530,051)

Other income (expenses)
Interest and other income	10,372	38,704	17,784	27,409
Interest expense	(1,587,319)	(1,294,899)	(3,210,773)	(2,717,182)
Total other expenses	(1,576,947)	(1,256,195)	(3,192,989)	(2,689,773)

Net loss	(182,084)	(1,884,091)	(1,549,047)	(5,219,824)

Preferred stock dividend and accretion of expenses	(372,243)	(372,104)	(774,358)	(763,617)
Net loss attributable to common stockholders	$(554,327)	$(2,256,195)	$(2,323,405)	$(5,983,441)

Loss per common share:
Basic and diluted	$(0.02)	$(0.15)	$(0.11)	$(0.39)

Weighted- average common shares outstanding:
Basic and diluted	24,583,880	15,288,523	20,528,498	15,291,035

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